UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURTIES ACT OF 1933

Amrus Technology, Inc.
(Name of small business issuer in its charter)

Nevada (State of jurisdiction of incorporation or organization)	3559-01 (Primary Standard Industrial Classification Code Number)	95-4750013 (I.R.S. Employer Identification No.)

6320 Canoga Avenue, Suite 1500
Woodland Hills, California 91367
(818) 227-5145

(Address and Telephone Number of principal executive offices)

SAME AS ABOVE
(Address of principal place of business or intended principal place of business)

John M. Williamson, Esq.
5775 Los Angeles Avenue, Suite 228
Simi Valley, California 93063
(805) 584-8000
(Name, address and telephone number of agent of service)

Approximate date of proposed sale to the public

As soon as practicable after the effective date of this registration statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act `registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITES TO BE REGISTERED Common Stock Class A	DOLLAR AMOUNT TO BE REGISTERED $9,998,400(1)	PROPSED MAXIMUM OFFERING PRICE PER UNIT ---	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE ---	AMOUNT OF REGISTRATION FEE $2,499.20(2)

NOTE(1) The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457( o).

NOTE (2) We previously paid registration fees of $ 2,500.00 for 10,000,000 share when this registration was first filed on September 28, 2001. Fees totaling ($00.40) will be carryforward as a credit in regards to this amendment.

EXPLANATORY NOTE

It is the intent of Amrus Technologies, Inc. to register its common stock with NASDAQ under the trading symbol "AMRU" or "AMRT".

Amrus Technologies, Inc. is a developer, manufacturer and distributor of "NEW ENERGY" production technologies, multifunctional sensoring equipment, (LIDARS) newly developed building construction materials, high-performance and cost effective constructions.

Amrus Technologies, Inc. among others is selling a complete line of the new generation of counterfeit money detectors to retailers, banks, government and (U.S. Treasury) has announced them to be the most accurate, vercitile equipment on the world market.

The shares of common stock are offered for sale by the company. The company is in the process of interviewing potential underwriters and will be announcing its selection in the coming weeks. Once a selection has been made, the company will include it in the prospectus. The company maintains the right to remain self- underwritten.

The company initially reflected authorized shares of 30,000,000 common stock on the initial filing on September 28, 2001. The correct amount of authorized shares should be 50,000,000 common stock.

Western States International, Inc. has 28,900,000 shares of Amrus Technologies, Inc. and has an option at strike price of $2.00 for 1,100,000 shares to officers, directors and management of Western States International, Inc.

The company has an adjustment of $200,000 for additional liabilities payable to Western States International, Inc. for expenses paid for on behalf of Amrus Technologies, Inc. for operations that was not reflected as of the previous filing dated September 28, 2001.

The company is offering for sale 624,900 shares instead of 625,000 shares as previously filed on September 28, 2001.

The correct spelling of the company is Amrus Technologies, Inc. The spelling of the company name was transmitted and incorrectly spelled as Amrus Technology, Inc. as previously filed on September 28, 2001.

The company on its initial filing date of September 28, 2001 did not reflect all of the following expenses in reference to its initial public offering use of proceeds. The expenses are:

Offering Value	$ 9,998,400
Total shares Authorized
50,000,000
Underwriting Discount and commissions (page13)	1,000,000
IPO Costs: (page 13)
SEC Fees (page13)	2,500
NASD Fees (page 13)	1,500
Printing & Engraving (page 13)	80,000
Accounting Fees (page 13)	100,000
Legal Fees (page 13)	120,000
Blue Sky Fees (Page 13)	25,000
NASDAQ Entry Fee (Page 13)	95,000
NASDAQ Annual Fee (Page 13)	26,625
Transfer Agent & Register Fee (Page 13)	4,000
Total	$ 1,454,625

The correct amount should be $ 1,454,625. The amount reflected by the company was $1,165,000 on its initial filing for commission and issuance and distribution costs. The difference will be reflected as a reduction in the working capital amount by $289,625. The new working capital amount will be $7,426,775.

A registration statement has been filed to register the shares of stock under the securities act of 1933. Form SB-2 was filed with the Securities and Exchange Commission (SEC) on September 28, 2001.

The registrant hereby amends this registrations statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The price of per share is estimated at $ 16.00 and it may change. Prospectus Dated October __, 2001

$10,000,000

AMRUS TECHNOLOGIES, INC.

625,000 Shares
$16.00 per share
Class "A"
Common Stock

	CAPITAL CONTRIBUTION OF INVESTORS	SELLING COMMISSIONS	PROCEEDS TO COMPANY
Per Share Total (625,000 shares)	$16.00 $10,000,000	$1.60 $1,000,000	$14.40 $9,000,000

PROSPECTUS

AMRUS TECHNOLOGY, INC.

A Nevada Corporation

Representative Office: 1730 K Street, N.W., Suite 1100 Washington, D.C. 20006 USA Phone: 202-466-2727 Fax: 202-466-3535
Business Office: 6320 Canoga Ave., Suite 1500 Woodland Hills, CA 91367 USA 818-227-5145 (receptionist 8-5) Fax: 818-227-5147

Email address: amrus@wsius.com
Email address: info@amrustech.com
Web page: www.wsius.com\amrus
Web page: www.amrustech.com

SECURITIES OFFERED: 625,000 Shares
Class "A" Common Stock
OFFERING PRICE: $16.00 per Share
TOTAL OFFERING: $10,000,000

AMRUS TECHNOLOGY, INC., a Nevada corporation (the "Company") installs fixed and hand held proprietary equipment (LIDAR detectors) to screen for explosives, bullets, chemical and biological weaponry. The company has programming and software for monitoring centers of the company and Government Enforcement Centers to monitor signals and be able to apprehend and prevent attempted attacks. To prevent the loss of lives and property. The installations will be done to scan entrances, driveways, side walks and etc. of federal and state building, private buildings, schools, industrial facilities, airport facilities, train stations and other objects as ordered.

The Company provides to the world market technology for analytical sensing, determination and physical quantification of chemical, biological states to targets, identifications and quantification of atomic, molecular and/or biological species in various media.

The officer, directors, affiliates and scientists spent more than 20 years developing, patenting, and testing the technology.

The Company is offering up to 625,000 shares of voting Common Stock. The Company's stock is currently not publicly traded and is not liquid at this time. See "DESCRIPTION OF SECURITIES."

THE SHARES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE CERTAIN RISKS. SEE "RISK FACTORS". ONLY INVESTORS WHO CAN AFFORD A LOSS OF THEIR INVESTMENT SHOULD CONSIDER PURCHASING THE SHARES OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
	CAPITAL CONTRIBUTION OF INVESTORS	SELLING COMMISSIONS	PROCEEDS TO COMPANY
Per Share Total (625,000 shares)	$16.00 $10,000,000	$1.60 $1,000,000	$14.40 $9,000,000

The shares of common stock are offered for sale by the company.

The shares of common stock are offered by the company subject to a declaration by the U.S. Securities and Exchange Commission that the registration is effective. The Company retains the right to reject any order in full or part to prior sale, withdrawal or cancellation without notice. It is expected that the delivery of the shares will be made at the offices of the Company on or about October 15, 2001.

(1) The Company retains the right to accept subscriptions on its sole discretion.

(2) There is no minimum capitalization required of the Company and therefore no escrow will be established for subscription funds. The Shares will be offered on a "best efforts" basis by the officers, directors, and employees of the Company and by independent referral sources. All funds received from subscribers will become an asset of the Company upon acceptance of the Subscription Agreement by the Company and will be deposited into the Company's operating account.

(3) This offering may be made through NASD-registered broker/dealers who will be paid selling commissions and certain out-of-pocket expenses estimated to be 10% of the Offering proceeds. The Company will indemnify participating broker/dealers against certain liabilities with respect to disclosures made in the PROSPECTUS. See "Plan of Distribution".

(4) This is the amount of proceeds available to the Company assuming the sale of the Shares offered, before deducting estimated accounting, legal and other offering expenses and fees.

THE SHARES OFFERED HEREBY IS A SPECULATIVE INVESTMENT. INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS." INVESTORS MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD AND BE ABLE TO WITHSTAND A TOTAL LOSS OF THEIR INVESTMENT.

THE SHARES OF STOCK OFFERED HEREBY HAVE BEEN FILED WITH A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 FORM SB-2 FILING TO THE SECURITIES AND EXCHANGE COMMISSION ("SEC") WAS MADE SEPTEMBER 27, 2001. NEITHER THE SEC NOR ANY STATE AGENCY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT"), NOR THE SECURITIES LAWS OF ANY STATE, BUT ARE BEING SOLD PURSUANT TO EXEMPTIONS THEREFROM. CONSEQUENTLY, EACH PROSPECTIVE INVESTOR SHOULD PROCEED ON THE ASSUMPTION THAT HE OR SHE MUST BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD SINCE THE SECURITIES OFFERED HEREBY MAY NOT BE RESOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT AND OTHER APPLICABLE STATE LAWS, OR ANY EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES OFFERED HEREBY WILL BEAR A LEGEND DESCRIBING THE FOREGOING RESTRICTIONS.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE MANAGEMENT OF THE COMPANY.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS OR ANY WRITTEN OR ORAL COMMUNICATION FROM THE COMPANY OR ITS EMPLOYEES AS LEGAL, BUSINESS OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN ATTORNEY, BUSINESS, FINANCIAL OR TAX ADVISOR AS TO LEGAL, BUSINESS, TAX AND RELATED MATTERS CONCERNING THIS OFFERING. THE COMPANY IS MAKING NO REPRESENTATION TO AN OFFEREE OR PURCHASER OF THE SECURITIES OFFERED HEREBY REGARDING THE LEGALITY OF AN INVESTMENT HEREIN BY SUCH OFFEREE OR PURCHASER UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

NEITHER THE DELIVERY OF THIS PROSPECTUS AT ANY TIME NOR ANY SALE MADE PURSUANT TO THIS PROSPECTUS SHALL IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE SET FORTH ON THE COVER PAGE.

THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALES, ACCEPTANCE OF THE SUBSCRIPTION AGREEMENT AND WITHDRAWAL OR CANCELLATION OF THE OFFERING WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION, IN WHOLE OR PART, FOR THE PURCHASE OF ANY OF THE SHARES OFFERED HEREBY.

TABLE OF CONTENTS

SUMMARY INFORMATION AND RISK FACTORS 6

USE OF PROCEEDS 13

DETERMINATION OF OFFERING PRICE 13

DILUTION 14

SELLING SECURITY HOLDERS 14

PLAN OF DISTRIBUTION 14

LEGAL PROCEEDINGS 14

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL
PERSONS 14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT 18

DESCRIPTION OF SECURITIES 18

INTEREST OF NAMED EXPERTS AND COUNSEL 19

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITES ACT LIABILITIES 20

ORGANIZATION WITHIN LAST FIVE YEARS 21

DESCRIPTION OF BUSINESS 21

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN
OF OPERATION 21

DESCRIPTION OF PROPERTY 22

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS 23

MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS 23

EXECUTIVE COMPENSATION 23

FINANCIAL STATEMENTS 27

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTIGN AND FINANCIAL DISCLOSURE 32

SUMMARY INFORMATION AND RISK FACTORS

The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the detailed information, including the financial statements appearing elsewhere or incorporated by reference in this PROSPECTUS. This summary is not intended to be read as a substitute for the contents of this PROSPECTUS. Prospective investors are urged to read the entire PROSPECTUS carefully before making any decisions relating to the purchase of common stock offered hereby.
Company	AMRUS TECHNOLOGY, INC. See "The Company." www.amrustech.com
Business of Company

AMRUS TECHNOLOGY, INC., a Nevada corporation (the "Company") installs fixed and hand held proprietary equipment (LIDAR detectors) to screen for explosives, bullets, chemical and biological weaponry. The company has programming and software for monitoring centers of the company and Government Enforcement Centers to monitor signals and be able to apprehend and prevent attempted attacks. To prevent the loss of lives and property. The installations will be done to scan entrances, driveways, side walks and etc. of federal and state building, private buildings, schools, industrial facilities, airport facilities, train stations and other objects as ordered.

The Company provides to the world market technology for analytical sensing, determination and physical quantification of chemical, biological states to targets, identifications and quantification of atomic, molecular and/or biological species in various media.

Securities Offered	Class "A" Common Stock. See "Description of Securities."
The Offering	Up to $10,000,000 (625,000 Shares) on a "best efforts" basis.
Offering Price per Share	$16.00 per share.
Minimum Subscription	The company retains the right to accept subscription on its sole discretion.

The officers, directors, affiliates and scientists have spent more than 20 years developing, patenting, testing the technology. The company is in the process of filing 20 patents on additional newly developed technology.

The Company's representative offices are located at: 1730 K Street, N.W., Suite 1100, Washington, D.C. 20006 USA.

The Company's business offices are located at: 6320 Canoga Ave., Suite 1500, Woodland Hills, CA 91367, USA.

Risk Factors

The purchase of the Shares is speculative and involves a high degree of risk and significant dilution. Prospective investors should carefully consider all of the information contained in this PROSPECTUS and, in particular, the following factors which could adversely affect the operations and prospects of the Company, before making a decision to purchase the Shares.

Cautionary Statements

The following are cautionary statements made pursuant to the Private Securities Litigation Reform Act of 1995 in order for the Company to avail itself of the "safe harbor" provisions of the Reform Act. The discussions and information in this PROSPECTUS may contain both historical and forward-looking statements. To the extent that the PROSPECTUS contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company, please be advised that the Company's actual financial condition, operating results and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The difference may be caused by a variety of factors, including but not limited to adverse economic conditions, intense competition, including entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, lower sales and revenues than forecast, technological obsolescence of the Company's facilities, loss of customers, inability to obtain and retain customers, inability to attract new customers or to maintain customer satisfaction, inability to establish consumer confidence in conducting transactions internationally, price competition, inability to upgrade and develop its international distribution network and attract or retain qualified personnel, economic conditions specific to foreign commerce and trade, termination of contracts, loss of supplies, price increases for supplies, the risk of litigation and administrative proceedings involving the Company and its employees, higher than anticipated labor costs, the possible acquisition of new businesses that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company's operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflation factors, and other specific risks that may be alluded to in this PROSPECTUS or in other reports issued by the Company.

Potential Loss of Entire Investment

Ownership of common shares of the company involves a high degree of risk and is not recommended for any investor who cannot afford a total loss of his/her investment. Due to the limited liability of investors in a corporation, however, any investor's loss will be limited to the amount of funds invested. No other liability will accrue.

We need to manage our Growth Effectively

We may have and may continue to experience rapid growth, which may place a significant strain on our managerial, financial and operational resources. We will be required to manage multiple relationships with various vendors, distributors and other third parties. These requirements will be strained in the event of our rapid growth or in the number of third party relationships, and there can be no assurance that our systems, procedures or controls will be adequate to support our operations, or that our management will be able to manage any growth effectively. We will need to: (1) improve our financial management and controls, reporting systems and procedures; (2) expand, train and manage our workforce for marketing, sales and support, product development, site design, maintenance, network and equipment repair; and (3) manage multiple relationships with various vendors, distributors and other third parties.

The Company is Subject to a Competitive Marketplace

There can be no assurance that the company will be able to compete successfully against current or future competitors or that the competitive pressures faced by the company will not materially adversely affect the company's business, operating results or financial condition. Further, as a strategic response to changes in the competitive environment, the company may make certain pricing, service or marketing decisions or enter into acquisitions or new ventures that could have a material adverse effect on the company's business, operating results or financial condition.

The Loss of Services of Key Personnel could impair Chances for Success

Our performance will be substantially dependent on the performance of our entire executive staff that has worked together (some of them) for only a short period of time. The loss of the services of any of our executive officers could have a material adverse effect on our business, results of operations and financial conditions. Each officer will devote his full-time to working on our affairs. Competition for senior management, experienced personnel, qualified representatives and other employees is intense, and there can be no assurance that we will be successful in attracting and retaining such personnel. Our failure to successfully manage our personnel requirements would have a material adverse effect on our business, results of operations and financial condition.

Foreign government regulations and legal uncertainties could jeopardize the Company

Our products and/or their manufacturing and/or their distribution are currently subject to direct regulations by foreign and local governments. Since most, if not all, of the company's products are manufactured in foreign countries including but not limited to the Russian Federation, the products may be subject to volatile governmental control which may adversely affect the financial position of the company as well as vendor and distributor relations.

Financial Projections

Financial projections concerning the estimated operating results and financial condition of the Company may be prepared by management, although no projections or forecasts are included in the PROSPECTUS. Any projection regarding the Company would be based on certain assumptions, which may prove to be inaccurate, and which are subject to future conditions which may be beyond the control of the Company, such as general industry trade conditions.

Trademarks and Trade names

The Company believes that its trademarks and trade names will have significant value and will be important to the marketing of its services and products. There can be no assurance, however, that the Company will be able to register its trademarks and trade names with the United States Office of Patents and Trademarks, that the Company's marks and names will not violate the proprietary rights of others, that the Company's marks and names would be upheld if challenged, or that the Company will not be prevented from using its marks and names, any of which could have an adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial resources necessary to enforce or defend its trademarks and service marks.

Uninsured Losses

There is no assurance that the Company will not incur uninsured liabilities and losses as a result of the conduct of its business. The Company plans to maintain comprehensive liability and property insurance at customary levels. The Company will also evaluate the availability and cost of business interruption insurance.

This is a Best Efforts Offering

This offering is being conducted directly by our officers on a "best-efforts" basis. No underwriter, placement agent, or other person has contracted with us to purchase or sell all, or a portion of, the securities offered hereby and there is no assurance that we can sell all or any of the securities. Due to the absence of an underwriter, there may be less due diligence performed in conjunction with this offering than would be performed in a firm underwritten offering. It is also important to note that there are no restrictions as to whether officers, directors or beneficial shareholders can purchase securities in the offering or the amounts they are able to purchase.

We May be Unable to raise the needed Capital in the Future, which would adversely affect your Investment

The Company is taking steps to prepare for and obtain funding. There can be no assurance that needed financing will be available on terms favorable to us, or at all. If adequate funds are not available or not available on acceptable terms, we may not be able to fund our future operations, promote our brand as we desire, take advantage of anticipated acquisition opportunities, develop or enhance services or respond to competitive pressures.

Dividends are highly unlikely in the foreseeable future

The company is not restricted from paying cash dividends, however, the company presently plans to use earnings to pay for marketing, development, acquisitions and future expansion in order to expand the Company through the global marketplace as well as to maintain and bring the Company to a debt free status. It is unlikely that any cash dividends will be declared in the foreseeable future.

There is no Public Market for the Company's Securities

At the present time, there is no known public market for the Company's stock, and a public market may not be available in the foreseeable future. The Company plans to provide liquidity to its shareholders by applying for an Exchange listing, and to further develop a public market for its common stock by soliciting securities brokers to become market makers of the Company's stock. However, there is no guarantee that the company will succeed in obtaining any of these listings nor can there be an assurance that the Company will be successful in soliciting a market-maker if and when it attempts to do so. There is no assurance that the price of the shares in any market, which may develop, will be greater than the offering price. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all. In view of the absence of an underwriter there is little likelihood that a regular trading market will develop in the near term, if at all, or that if developed it will be sustained. Accordingly, an investment in these Shares should not be considered highly liquid.

We have Broad Discretion to Allocate Net Proceeds

We have broad discretion to allocate a substantial portion of the proceeds of this Offering, in both dollar and percentage terms, on a net proceeds basis. See "Plan of Distribution"

Arbitrary Determination of Offering Price

In determining the offering price, the Company considered, among other things, estimates of the business potential of the Company and the relative capabilities of the management of the Company. The offering price does not necessarily bear any relationship to assets, book value, net worth or earnings history of the Company or other investment criteria. The offering price of the Common Stock should not necessarily be considered an indication of the actual value of the Company's securities.

Disclosure Regarding Forward-Looking Statements

This offering includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this Offering, including, without limitation, the statements under "Risk Factors," "Business and Properties" and "Plan of Distribution" regarding the Company's strategies, plans, objectives and expectations, the Company's ability to acquire intellectual property, the Company's ability to market such intellectual property to potential customers, the Company's ability to design, develop, manufacture and market products; the ability of the Company's products to obtain commercial acceptance; the Company's ability to achieve new product commercialization; the anticipated growth of its target markets; its future operating results; and other matters are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are set forth in these "Risk Factors," as well as elsewhere in this Offering. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

Future Issuance of Stock by the Company

Following the placement of the Shares available for purchase through this offering, the Company is expected to have outstanding 625,000 shares of Common Stock out of a total of 30 million shares of Common Stock authorized. The remaining shares of Common Stock not issued or reserved for specific purposes may be issued without any action or approval of the Company's stockholders. In the future, the Company's Articles of Incorporation may also be amended to authorize the issuance of Preferred Stock on terms that may be fixed by the Company's Board of Directors without further stockholder action. No shares of Preferred Stock are presently authorized, issued or outstanding. The terms of any future series of Preferred Stock, which may include priority claims to assets and dividends, and special voting rights, could adversely affect the rights of holders of the Common Stock. There can be no assurance that the Company will not undertake to issue additional shares of Common Stock or Preferred Stock if it deems the issuance appropriate. See "DILUTION."

Note: In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Disclosure Document potential investors should keep in mind other possible risks that could be important.

Offering Period

Subscriptions will be accepted by the Company, unless terminated earlier or extended by the Company, in its sole discretion, to a date no later than April 1, 2002 ("Expiration Date"). Should the Company receive the maximum $10,000,000 in proceeds prior to the Expiration Date, it will declare the Offering closed without further notice to subscribers. Further, THE COMPANY RETAINS THE RIGHT TO CANCEL OR WITHDRAW THE OFFERING AT ANY TIME WITHOUT LIABILITY TO THE COMPANY, WITH NO OBLIGATION TO RETURN SUBSCRIBER'S FUNDS PREVIOUSLY RECEIVED.

USE OF PROCEEDS

THE PROJECTED USE OF PROCEEDS BELOW IS BASED LARGELY ON THE COMPANY'S RESEARCH OF THE INDUSTRY AND IS A PROJECTION ONLY. ACTUAL USE OF PROCEEDS COULD VARY SIGNIFICANTLY AT ANY TIME DURING AND/OR AFTER THE OFFERING PERIOD (see "RISK FACTORS").

The net proceeds to the Company from the prospectus are estimated to be $9,000,000 based on 625,000 shares sold and after deducting estimated selling commissions, finder fees, and estimated expenses related to this prospectus. The net proceeds to the Company will be used primarily for (1) installation of technology and, services with the equipment. Filing additional world patents on the newly developed technology continue developing, researching additional modalities as well as improving the existing ones.

Gross Proceeds	$10,000,000
Sales Commission	1,000,000
Net Proceeds	9,000,000
Operating Expenses
Issuance and Distribution Cost	165,000
Salaries - Officers and Directors	450,000
Salaries - Others Loan repayment Working Capital	300,000 367,000 7,718,000
Total Expenses	$ 9,000,000

Management believes that the proceeds of the Offering will enhance the Company's ability to grow its business, through increased financial strength, both as enumerated above and in respect to increased ability to take advantage of future opportunities as they arise.

Management of the Company will have substantial discretion in the use of the Offering proceeds, and shareholders generally will have no opportunity to vote upon management decisions regarding use of proceeds prior to their utilization (See "Risk Factors"). If management determines that the use of proceeds of this Offering described above is impractical or inadvisable, the Company may apply the Offering proceeds in such a manner as management deems appropriate under the existing circumstances, which may vary significantly based on a number of factors, the effect of which are difficult to predict.

The foregoing represents the Company's best estimate of its use of the net proceeds of this Offering based upon present planning and business conditions. As a forward looking statement based on its current operations, the Company believes that the proceeds raised hereby will be sufficient to meet the Company's financial needs for at least twelve months following the date of the Offering. Unforeseen changes/ international economic developments or Company operations may cause the Company to redirect its priorities and reallocate the proceeds from this Offering, or to seek additional financing.

    Detection of chemical substances in different environments and objects represents a huge market sector in the world.

    Establish a center in order to operate the equipment world wide utilizing the most advanced communications modalities.

    Distribute its services, licenses, and products worldwide.

1. Centralize operational and scientific management;

2. Obtain manufacturing credit lines based on orders;

3. Streamline the European assembly plants;

4. Maximize sales with an extensive campaign to promote our products / services.;

5. Build manufacturing facilities and ramp up production to meet customer demands in USA and Asia;

6. Add, regional marketing / sales and technical support offices in USA and Europe and Asia. Reinforce Customer Support services to handle the increased demands created by the influx of new orders and broader coverage of existing accounts.

7. Augment Amrus Technology Inc.. staff to support and sustain prolonged growth under the new marketing plan.

8. Within a twelve-month period complete outstanding R& D projects and initiate sales of additional new technology.

9. Streamline Research and Development to create additional follow-on products as well as to further fine-tune our competitive technological advantages.

DETERMINATION OF OFFERING PRICE

Arbitrary Determination of Offering Price

In determining the offering price, the Company considered, among other things, estimates of the business potential of the Company and the relative capabilities of the management of the Company. The offering price does not necessarily bear any relationship to assets, book value, net worth or earnings history of the Company or other investment criteria. The offering price of the Common Stock should not necessarily be considered an indication of the actual value of the Company's securities

DILUTION

Not applicable

SELLING SECURITY HOLDERS

The company is currently seeking out selling security holders to be engage by the company.

PLAN OF DISTRIBUTION

The Shares are being offered by the Company on a best-efforts basis by its officers, directors and employees, and possibly through registered broker-dealers selected by the Company who are members of the National Association of Securities Dealers, Inc. or independent referral sources. As of the date of this PROSPECTUS, the Company had not entered into selling agreements with any registered broker-dealers. No selling commissions will be paid to the officers or directors of the Company for Shares sold by them.

The company will pay selling commissions and referral fees to participating broker-dealers and finders equal to a percentage of the purchase price of the Shares sold by them , to be determined by management in negotiations with such parties. The Company may also reimburse participating broker-dealer firms for due diligence costs on an accountable or nonaccountable basis. The Company will indemnify participating broker-dealer firms, if any, with respect to the disclosures made in this PROSPECTUS.

LEGAL PROCEEDINGS

The company was and is currently not involved in any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS

 Each co-worker each brings a minimum of 20 years experience in the industry and sectors of the industry to the company. Most of them are known to one another and have many years of working experience as a team on various international major business projects as well as political, governmental projects.

Executive Officers and Directors

The following table sets forth certain information with respect to the Company's directors and executive officers as of July 1, 2001.
Name Erik Davtian Dr. Thomas Ward John M. Williamson John Lynch Judith A. Gooler Christopher P. D'Alleinne, Phd.

Position

Chairman of the Board of Directors, President and Chief Executive Officer
Director
Director
Advisor/In charge of factory installation, site acquisition, and development (pre installation stage)
Advisor
Advisor

ERIK DAVTIAN

Erik Davtian has extensive experience in management, design and assembly, installations and construction: energy facilities, electrical and energy equipment of power stations and substations, machines, cranes, elevators, computers software and hardware, networking.

Mr. Davtian gained his experience by working in management positions as a president at AMRUS Technology, Inc. (USA), president at ERA Import-Export Trading Company (USA), financial consultant at Wireless Cable Financial Consultants (USA), president at MEG Corporation (Yerevan, Armenia), vice-president at Thermo-Electrical Power Plant (Yerevan, Armenia), senior dispatcher at Central Dispatcher's Center of Armenian Power System (Yerevan, Armenia), financial consultant at ISCRA Industry Co. & Ltd. (OLYMPUS, Japan) (Moscow, Russia).

Mr. Davtian earned his MS in Electrical and MS in Mechanical Engineering from Management State Technical University (Yerevan, Armenia) (1978).

DR. THOMAS WARD

Dr. Thomas Ward holds a management scientific position with the United States Department of Energy and also maintains a consulting firm, which is comprised of over 100 scientists and scientific experts in a wide range of fields. Dr. Thomas Ward is involved in the management of nuclear energy proliferation projects for the department of Energy, Pentagon. He and his firm provide consulting to the USA government and also the private sector and internationally. He has held a management position in the process of USA Russian demilitarization on behalf of the United States and is an expert in matters concerning natural resources, Oil, Gas and Energy technology implementation, evaluation.

JOHN M. WILLIAMSON, ESQ.

John M. Williamson, Esq., is a licensed Attorney at Law, licensed in California and authorized to practice in the 9th Circuit and before the United States Supreme Court. Mr. Williamson has spent over 20 years in private practice specializing in Business and Acquisitions, with extensive experience representing foreign investors. He also serves the local community as a Judge Pro Tem.

Prior community service includes Chairman of Rancho Simi District, Chairman of United Way, President of Rotary Club, Chairman of Simi Valley YMCA and Counsel for the Simi Valley Concert Association. Mr. Williamson was commissioned as a Captain in the United States Marine Corps. Mr. Williamson received his BA from the University of Washington in 1967.

JOHN LYNCH

John Lynch has experience in implementing an economic development plan and knows and understands city codes, regulatory agencies and procedures, public works and utility coordination on a small and large scale. Mr. Lynch specializes in planning, engineering, developing of Industrial Land for Cities. From 1990 to 2000 was an advisor, planner on economic development for the City of Industry, California. April 1985 to 1990 for the City of El Monte, Calif. 1976 - 1981 City of Duarte, Calif. Mr. Lynch received his AS Architecture degree 1973 from Southwestern and a Bachelor of Science degree in Urban Planning from Cal Poly Pomona 1976 and a M.P.A. degree from University of La Verne in 1990. In addition,

Mr. Lynch has experience in implementing an economic development plan and knows and understands city codes, regulatory agencies and procedures, public works and utility coordination on a small and large scale.

JUDITH A. GOOLER

Judith A. Gooler-Harvery. Mrs. Gooler maintains over 20 years of experience in real estate ventures. She is a legal expert in real estate related matters and has held several positions with the California State National Escrow Associations and with the California Department of Corporations.

CHRISTOPHER P. D'ALLEINNE, PhD.

Christopher P. D'Alleinne, Phd. Is the National Director of Health Sciences for TRC Environmental Corporation, a company in environmental health science management. He is responsible for the management and oversight of the projects throughout the U.S. He has directed a variety of EPA, OSHA, and FDA projects designed to evaluate the health of the production and use of chemicals. He has also evaluated the risks associated with chemicals in soil, water air pharmaceuticals, the workplace and consumer products. His responsibilities include frequent interaction with local, state and federal regulatory agencies and he has served as the senior science advisor and speaker at public meetings. He has expertise regarding the health effects of arsenic, cadmium and lead, as well as PCB and many chlorinated solvents.

He has worked on and managed projects in US. Canada, Europe, Australia and Japan for Amoco Corp., Baxter Travenol Laboratories, Morton International and McLaren/Hart, Inc. Dr. D'Alleinne serves as the Co-Chair for the State of New Jersey Environmental Risk Assessment and Risk Management Study Commission, which was mandated by the Industrial Site Recovery Act (ISRA). Dr. D'Alleinne has managed a multi-million dollar toxicology testing program for domestic and international products using US and European laboratories. Testing performed in accordance with EPA, OECD (for BGA and HSE and MITI guidelines. Dr. D'Alleinne is associated with American Industrial Hygiene Associations, Society of Environmental Toxicology and Chemistry, Society of Plastics Industry, American Chemistry Council, Powder Coatings Institute, Society of Toxicology, Society of Risk Analysis and Society of American Military Engineers.

Dr. D'Alleinne received his BS from Colorado State University in 1972, his M.S. Reproductive Physiology from University of Missouri in 1978. Dr. D'Alleinne received his PhD, Toxicology/Physiology from Department of veterinary medicine, University of Missouri in 1984.

THIS PAGE IS LEFT BLANK

SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS
AND MANAGEMENT

 General

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 2001; (a) by each person and/or entity who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (b) by each of the Company's directors, and (c) by all officers and directors of the Company as a group.

Name and Address of Shares Beneficially
Owner Owned (1)

Western States International, Inc. 28,900,000
6320 Canoga Ave. #1500
Woodland Hills, CA. 91367

DESCRIPTION OF SECURITIES

General

The Company is authorized to issue 30 million shares of Class "A" Common Stock.

Common Stock

The Company is authorized to issue 30 million shares of Class A Common Stock, of which Western States International, Inc. owns 28,900,000 shares. Holders of Class a Common Stock are entitled to dividends when, as, and if declared by the Board of Directors out of funds available therefore, subject to any priority as to dividends for Preferred Stock that may be outstanding. See "DIVIDEND POLICY." Holders of Class A Common Stock are entitled to cast one vote for each share held at all stockholders meetings for all purposes, including the election of directors. The holders of more than 50% constitute a quorum at all meetings of stockholders. The vote of the holders of a majority of Class A Common Stock present at such a meeting will decide any question brought before such meeting, except for certain actions such as amendments to the Company's Restates Articles of Incorporation, mergers or dissolution's which require the vote of the holders of a majority of the outstanding Class A Common Stock. Upon liquidation or dissolution, the holder of each outstanding share of Class A Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to such stockholders after payment of all liabilities and after distribution to preferred stockholders legally entitle to such distributions. Holders of Class A Common Stock do not have any preemptive, subscription or redemption rights. Under cumulative voting, minority shareholder may have the right to vote one or more members onto the Company's Board of Directors. All outstanding shares of Common Stock are fully paid and nonassesable.

Transfer Agent

The Company currently acts as its own stock transfer agent.

INTEREST OF NAMED EXPERTS AND COUNSEL

Executive Compensation

For the upcoming year, the executive compensation will not exceed $450,000

The Board of Directors intends to appoint an Audit Committee. The Audit Committee will be authorized by the Board of Directors to review, with the Company's independent accountants, the annual financial statements of the Company prior to publication, and to review the work of, and approve non-audit services performed by, such independent accountants. The Audit Committee will make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. The Audit Committee will also review the effectiveness of the financial and accounting functions and the organizations, operations and management of the Company.

Employment Agreements and Stock Option Plan

The company has entered into employment agreements with its executive officers and other employees and consultants of the company. A stock incentive program for the executive officers and employees of the Company has been established but unissued Class A common stock have been reserved for issuance to the officers, employees and key consultants of the company as of June 2000, at an exercise price of $ 2.00 per share with an expiration date of 12/16/2007.

Key Employees and Consultants

The Company will have certain key employees who will assist in product and solution development, and implementation and marketing for the Company. These key employees will also perform marketing, administrative and other services for the Company.

Board of Directors

The Board of Directors consists of the following individuals:

    Erik Davtian

    Dr. Thomas Ward

    John M Williamson

    John Lynch

    Judith A. Gooler

    Christopher P. D'Alleinne, PhD

There are potentially two other members from outside of the Company who may join upon completion of their government service.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABLILITIES

Limitations of Liability and Indemnification

Under Nevada Corporation Law and the Company's Articles of Incorporation, the Company's directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the director's (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in the Company's Articles of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholder's derivative shits on behalf of the Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of the Company or any stockholder to see non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Articles of Incorporation provides that if Nevada law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Delaware Corporations Code grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law. The Company's Bylaws provide for indemnification of such persons to the full extent allowable under applicable law. These provisions will not alter the liability of the directors under federal securities laws.

The Company intends to enter into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgment, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the Act and is therefore unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

The officer, directors, affiliates and scientists spent more than 20 years developing, patenting, and testing the technology.,

DESCRIPTION OF BUSINESS

AMRUS TECHNOLOGY, INC., a Nevada corporation (the "Company") installs fixed and hand held proprietary equipment (LIDAR detectors) to screen for explosives, bullets, chemical and biological weaponry. The company has programming and software for monitoring centers of the company and Government Enforcement Centers to monitor signals and be able to apprehend and prevent attempted attacks and to prevent the loss of lives and property. The installations will be done to scan entrances, driveways, side walks and etc. of federal and state building, private buildings, schools, industrial facilities, airport facilities, train stations and other objects as ordered.

The Company provides to the world market technology for analytical sensing, determination and physical quantification of chemical, biological states to targets, identifications and quantification of atomic, molecular and/or biological species in various media.

The company provides to the world market the most reliable automated currency detectors. The United States Treasury Department has found the detectors to be the most accurate technology in the field.

The company provides to the market a whole range of recently developed state of the art LIDAR technology, which include a wide range of sensing, measuring on a distance from oil leaks on pipelines, oil spills from tankers, fertilization of fields, explosives, bullets, chemical and biological weaponry and etc.

The equipment are developed and produced, manufactured and operate per customer requests and are used as payloads for the ground, air or sea borne platforms (Helicopter, airplanes, coastal boat platforms, marine station platforms, truck, truck minivan, as well as building structures and etc.)

Amrus Technology, Inc. provided quantitative measurements and are now considered an essential component of major programs such as space and planetary exploration, energy balance, natural and anthropogenic global changes, earth and earth space monitoring, arms control, global weather forecasting, and the most quite essential element: as prevention, protection and defense of the country from terrorist attack, diversions, biological and chemical weaponry, explosives to prevent loss of life and property.

The technology can protect earth, the water, the atmosphere and environment.

Industry Background

The condition of the industry today is such that it became extremely costly when high spatial resolution is needed. Such need requires time consuming, tracking and analysis of a great number of samples. The existing equipment is unable to deliver the data and on the spot analysis in real time and its provides an undue strain for obtaining and delivering information from areas such as where a multitude of people, (for example: people are passing through a desirable check point, and being remotely scanned for inaccessible targets in the luggage, pockets, boxes and etc.) The convention technology is not only cost prohibited, but mainly depends on human judgment and is prone to a high degree of error. For example: after the September 11, 2001 events in New York and Washington D.C. the security of newly opened airports was brought to the highest possible level of security, however by a test conducted by CNN on the same airport where the terrorists boarded the plane, the journalist was able to pass the checkpoint with a loaded guns. With the technology of Amrus Technology, Inc. the passing through the checkpoint with one bullet, is an impossibility.

Amrus Technology, Inc. in a joint venture with its supporting scientific centers is ready for installation of technology which is a major breakthrough in industry, namely in real time LIDAR portable analytical systems becoming commonly accessible and cost effective for quantitative, remote and range resolving sensing of on-site measurements where conventional utilization is impossible or impractical. L.J. Bean has illustrated recent enthusiasm based on technology provided by Amrus Technology, Inc., its affiliated scientific centers the technology market potential: "Thought portable spectroscopy is still in its infancy, it is not to bold to suggest that this field could revolutionize the way chemical composition, color and appearance, particle composition and other properties are analyzed. (Photonics Spectra, Jan 1, 99) Today the technology of Amrus Technology, Inc. is doing what L.J. Bean predicted in 1999.

The company is strategically positioned for a major share in the world market.

Previous Financing and Development Arrangement

The Officers and Directors of the Company have supported the company both financially through out of pocket expenses and through their time and effort as well as contributing to acquisition of the companies assets. The Officers and Directors began their support from before the Company was ever incorporated. Officers, Directors and Joint Venturers have agreed to waive the expense they incurred prior to the Company's incorporation so as not to produce a burden on a newly incorporated company.

Proprietary Rights

The Company believes its trademarks; service marks, trade secrets and intellectual property are essential to its success. The Company relies upon trademark and copyright law, trade secret protection and confidentiality agreements with its employees, customers and others to protect its proprietary rights. The Company will be pursuing the registration of its service marks and trademarks in the United States and internationally. While the Company will endeavor to rely on trademark, trade secret and copyright law to protect its intellectual property, the Company believes that factor such as the technology and creative skills of personnel, new product development, frequent product enhancements, name recognition and reliable product maintenance are more essential to establishing and maintaining a business leadership position. The Company presently has no patents or patent applications pending.

The Company has entered into confidentiality or license agreements with its employees, consultants and vendors, and generally controls access to and distribution of its other proprietary information. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries, and the global nature of the companies operations make it virtually impossible to control the ultimate destination of the Company's products. See "RISK FACTORS."

Employees

As of July 2001, the Company had 120 full-time employees inclusive the scientific center joint venture, which include its executive staff. The Company may engage additional consultants in the future. See "MANAGEMENT."

DESCRIPTION OF PROPERTY

AMRUS TECHNOLOGY, INC., a Nevada corporation (the "Company") installs fixed and hand held proprietary equipment (LIDAR detectors) to screen for explosives, bullets, chemical and biological weaponry. The company has programming and software for monitoring centers of the company and Government Enforcement Centers to monitor signals and be able to apprehend and prevent attempted attacks. To prevent the loss of lives and property. The installations will be done to scan entrances, driveways, side walks and etc. of federal and state building, private buildings, schools, industrial facilities, airport facilities, train stations and other objects as ordered.

The Company provides to the world market technology for analytical sensing, determination and physical quantification of chemical, biological states to targets, identifications and quantification of atomic, molecular and/or biological species in various media.

Amrus Technology, Inc. holds agreements for technology and licenses for newly developed building materials and high performance and cost system of building construction. The company provides to the world market semi-automatic currency detectors. The company holds technology which is backed with an excess of over one hundred patents.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The majority of the shares of the company is owned by Western States International, Inc. a Delaware corporation. (28,900,000 shares)

Some officers of Western States International, Inc, are officers or directors of Amrus Technology, Inc.

MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

The company is currently not traded on any exchange.

EXECUTIVE COMPENSATION

For the upcoming year, the executive compensation will not exceed $450,000

The Board of Directors intends to appoint an Audit Committee. The Audit Committee will be authorized by the Board of Directors to review, with the Company's independent accountants, the annual financial statements of the Company prior to publication, and to review the work of, and approve non-audit services performed by, such independent accountants. The Audit Committee will make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. The Audit Committee will also review the effectiveness of the financial and accounting functions and the organizations, operations and management of the Company.

Board of Directors

The Board of Directors consists of the following individuals:

    Erik Davtian

    Dr. Thomas Ward

    John M. Williamson

    John Lynch

    Judith A. Gooler

    Christopher P. D'Alleinne, PhD.

There are potentially two other members from outside of the Company who may join upon completion of their government service.

Limitations of Liability and Indemnification

Under Nevada Corporation Law and the Company's Articles of Incorporation, the Company's directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the director's (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in the Company's Articles of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholder's derivative shits on behalf of the Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of the Company or any stockholder to see non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Articles of Incorporation provides that if Nevada law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Delaware Corporations Code grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law. The Company's Bylaws provide for indemnification of such persons to the full extent allowable under applicable law. These provisions will not alter the liability of the directors under federal securities laws.

The Company intends to enter into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgment, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the Act and is therefore unenforceable.

Amendment of Articles of Incorporation and Bylaws

Under the Nevada Corporations Code, a corporation's articles of incorporation can be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding stock of each class entitled to vote as a class, unless the certificate requires the vote of a larger portion of the stock. The Company's Articles of Incorporation do not require a larger percentage affirmative vote. As is permitted by the Nevada Corporations Code, the Company's Bylaws give its Board of Directors the power to adopt, amend or repeal the Company's Bylaws. The Company's shareholders entitled to vote have concurrent power to adopt, amend or repeal the Company's Bylaws.

PRINCIPAL STOCKHOLDERS

General

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 2001; (a) by each person and/or entity who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (b) by each of the Company's directors, and (c) by all officers and directors of the Company as a group.

Name and Address of Shares Beneficially
Owner Owned (1)

Western States International, Inc. 28,900,000
6320 Canoga Ave. #1500
Woodland Hills, CA. 91367

FINANCIAL STATEMENTS

GLEN MORINAKA
Certified Public Accountant

To the Board of Directors
And Shareholders of AMRUS
Technology, Inc.

I have reviewed the accompanying balance sheet and statement of operations and statement of cash flow as of August 31, 2001, in accordance with Statements of Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in this financial statement is the representation of the management of Amrus Technology, Inc.

A review consists principally of inquiries of the individuals whose financials statements are presented and analytical procedures applies to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying statement of financial condition in order for it to be in conformity with generally accepted accounting principles.

I am not independent in regards to the attached financial statements. I am the chief financial officer of Western States International, Inc. which holds 28,900,000 shares of Amrus Technologies, Inc.

/s/ Glen Morinaka|
Glen Morinaka, C.P.A.

AMRUS TECHNOLOGY, INC.
BALANCE SHEET
AUGUST 31, 2001
(UNAUDITED)

ASSETS
CURRENT ASSETS
Cash	$0
Total Current Assets	0
Property & equipment at cost Less accumulated depreciation (Note 2)	367,000
TOTAL ASSETS	$ 367,000
LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES
TOTAL CURRENT LIABILITIES	0
LONG-TERM DEBT (Notes 3)	567,000
DEFERRED INCOME	0
STOCKHOLDERS' EQUITY
Common Stock, par value of $1.00 per
share, authorized 30,000,000 shares
issued and outstanding 28,900,000 (Notes 4)	0
Common Stock - Subscribed (Note 4)	10,000
Common Stock - Subscribed in Excess of Par Value (Note 4)	0
Retained Earnings (deficit)	(210,000)
TOTAL STOCKHOLDERS' EQUITY	0
TOTAL LIABILITIES & STOCKHOLDERS EQUITY	367,000

AMRUS TECHNOLOGY, INC.
Statement OF OPERATIONS
FOR THE EIGHT MONTHS ENDED AUGUST 31, 2001
(UNAUDITED)

Sales	$ -
Cost of Sales	-
Gross Profit	-
Operating expenses
Administrative expenses	210,000
Net Income (Loss) before Income Taxes	(210,000)
Provision for income taxes	-
Net Income (Loss)	$ (210,000) -

AMRUS TECHNOLOGY, INC.
STATEMENT OF CASH FLOW
FOR THE EIGHT MONTHS ENDED AUGUST 31, 2001
(UNAUDITED)
OPERATING ACTIVITIES:
Net Income (Loss)	$ (210,000)
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	0
Changes in operating assets and liabilities:
(Increase) decrease in account receivable
Increase (decrease) in accounts payable
Increase (decrease) in income tax payable
Net cash provided by operating activities	0
INVESTING ACTIVITIES:
(Increase) decrease in Equipment	(367,000)
(Increase) decrease in Long-term accounts receivable
(Increase) decrease in Loan receivable long-term
TOTAL INVESTING ACTIVITIES	(367,000)
FINANCING ACTIVITIES:
Increase (decrease) in long -term debt	567,000
Increase (decrease) in deferred income
Increase (decrease) in Common Stock-Subscribed	10,000
Increase (decrease) in Common Stock-Subscribed in Excess of Par Value
TOTAL FINANCING ACTIVITIES	577,000
Increase (decrease) in cash	0
CASH - Beginning of period	0
CASH - End of period	$ -
SUPPLEMENTAL DISCLOSURE:
Interest Paid	0
Taxes Paid	0

AMRUS TECHNOLOGY, INC.
NOTES TO FINANCIAL STATEMENTS

 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Line of Business

AMRUS TECHNOLOGY, INC., a Nevada corporation (the "Company") installs fixed and hand held proprietary equipment (LIDAR detectors) to screen for explosives, bullets, chemical and biological weaponry. The company has programming and software for monitoring centers of the company and Government Enforcement Centers to monitor signals and be able to apprehend and prevent attempted attacks. To prevent the loss of lives and property. The installations will be done to scan entrances, driveways, side walks and etc. of federal and state building, private buildings, schools, industrial facilities, airport facilities, train stations and other objects as ordered.

The Company provides to the world market technology for analytical sensing, determination and physical quantification of chemical, biological states to targets, identifications and quantification of atomic, molecular and/or biological species in various media.

The Company has patented technology and contracts with underlining patents which has an estimated market value of $450,000,000.

Patents

Amortization has been provided on the same basis for tax and financial accounting purposes using the straight-line, accelerated and declining balance methods. The estimated useful lives of the assets are as follows:

Patents 17 years

Expenditures for maintenance and repairs are charged to operations and renewals and betterments are capitalized.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates

2. PROPERTY & EQUIPMENT

Property and equipment consists of the following:

Equipment $367,000

3. LONG TERM DEBT.

Long term debt consist of:

Loan payable secured by patents, payables and monthly installments $367,000

Due to Affiliates 200,000
 $567.000

4. STOCKHOLDERS' EQUITY

Stockholders' Equity consists of the following:

a. Common Stock- Subscribed is the subscription of stock at amounts at or above par.

b. Common Stock-Subscribed in Excess of Par Value is the subscription of stock at amounts in excess of par value.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

The company has provided an unaudited financial statement and is in compliance with GAAP.

Indemnification Of Directors And Officers.

Limitations of Liability and Indemnification

Under Nevada Corporation Law and the Company's Articles of Incorporation, the Company's directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the director's (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in the Company's Articles of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholder's derivative shits on behalf of the Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of the Company or any stockholder to see non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Articles of Incorporation provides that if Nevada law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada Corporations Code grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law. The Company's Bylaws provide for indemnification of such persons to the full extent allowable under applicable law. These provisions will not alter the liability of the directors under federal securities laws.

The Company intends to enter into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgment, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the Act and is therefore unenforceable.

Other expenses of Issuance and Distribution

The company currently does not have expenses of issuance and distribution.

Recent Sales of Unregistered Securities

No shares sold

Exhibits

None at Present

Undertakings

None at Present

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Woodland Hills, California, State of California on October 1, 2001.

AMRUS TECHNOLOGY, INC.

Registrant

/s/ Erik Davtian
Erik Davtian, Chairman of the Board of Directors,
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Erik Davtian
Erik Davtian, Chairman of the Board of Directors,
President and Chief Executive Officer

Dated: October 1, 2001